Exhibit 10.17

SERVICES AND DISTRIBUTION AGREEMENT

THIS AGREEMENT is entered into by and between American Telecom Services, Inc., a Delaware corporation, with offices located at 1191 Huntington Drive, Suite 311, Duarte, CA 91010-2400 (“Supplier”), and Databyte Technology, Inc., a                  corporation, with offices located at 11836 Clark Street, Arcadia, CA 91006 (“Vendor”).

WHEREAS, Supplier is engaged in the business of producing certain products (“Product(s)”) and offers such Product to third parties; and

WHEREAS, Vendor is engaged in the business of receiving, warehousing and distributing merchandise and also renders customer services and billing services in connection with such merchandise and desires to render each of the foregoing services to Supplier in connection with the Products;

NOW, THEREFORE, the parties hereby enter into this Agreement and agree to all of the terms and conditions as follows:

1. Services.

A. Vendor shall provide facilities in Arcadia, California, or such other location approved by Supplier, to receive, warehouse and distribute the Products and, Vendor also will render customer and billing services in connection with all sales distributed by Vendor, including but not limited to maintaining complete records with respect to importation and related costs, to sales, accounts receivable, receipts, shipping and returns. The manner and method of the customer and billing services to be rendered by Vendor will be subject to Supplier’s direction and approval.

i. Vendor shall provide written monthly reports to Supplier’s designee, presently Mr. Corey Fischer, with a copy to Mr. Bruce Hahn, which reports shall include detailed information with respect to importation and related costs, to sales, accounts receivable, receipts, shipping, returns, and inventory. Vendor agrees to implement a reporting system such that Supplier will have twenty-four hour access via the Internet to examine the up to the minute current status of the information to be included in the reports to be provided by Supplier.

B. Vendor is prohibited from making any copies, archival or otherwise, of the Products or any component thereof. Vendor is further prohibited from using the Products in any manner other than as specifically authorized herein. Any unauthorized use shall be deemed a material breach of this Agreement by Vendor and shall entitle Supplier to immediately terminate this Agreement for cause pursuant to Section 8.B. below.

2.      TERM. Subject to earlier termination pursuant to the terms hereof, the term of this Agreement shall be as follows (with the Initial Term and all Extended Terms, if any, referred to hereinafter collectively as the “Term”):

A. Initial Term. This Agreement shall be effective as of the date of execution by both parties (“Effective Date”) and shall extend for the period of one year thereafter (“Initial Term”).

B. Extended Term. This Agreement shall be automatically renewed and shall continue for additional successive periods of two years each (each an “Extended Term”), on an ongoing basis, unless and until either party gives the other party written notice of its intention not to renew the Agreement, said notice to be provided at least 90 days prior to the expiration of the then current Term.

3. FEES.

A. Services Fee. In consideration for the services rendered by Vendor hereunder and during the Initial Term of the Agreement and each Extended Term, and provided Vendor is not in breach of this Agreement, Vendor agrees to pay to Supplier a Services Fee equal to three percent (3%) of “Net Sales” actually collected. For the purposes of this Agreement, Net Sales is defined as gross sales shipped less returns and allowances, cooperative advertising, promotional allowances, sales commissions and cash discounts.

i. The Services Fee shall be payable on the 15th of each month for the prior month’s collections on shipments. An allowance of 10% of each month’s collectibles may be held back for returns, and after the deduction of any such month’s returns, the balance remaining, if any, from the 10% will be paid to Vendor not later than ninety days after the original monthly payment from which the funds were held back.

4. COSTS AND EXPENSES. Vendor shall be reimbursed for pre-approved actual and direct costs and expenses expressly related to return packaging and case packaging, customs, freight, outbound shipping costs, and toll free telephone line. Supplier shall invoice Vendor for such costs and expenses and Vendor agrees to pay said invoices within thirty days of receipt of such invoices.

5. CONFIDENTIALITY; NON-CIRCUMVENTION

A. Vendor acknowledges and agrees that this Agreement and all elements in connection with the Products including but not limited to and any and all other materials, software, hardware, manuals, documentation, marketing and promotional materials relating to this Agreement and the Products and each of the components and elements thereof (hereinafter referred to collectively as the “Materials”), whether or not actually created by Supplier, are all the proprietary and confidential property of Supplier. Furthermore, the parties recognize that during the course of their relationship, Vendor may have occasion to receive additional Materials or information that is considered to be confidential or proprietary to Supplier, including information relating to inventions, patents, trademarks, copyrights, ideas, know-how, specifications, drawings, software, programming, business practices or policies, cost or pricing Product, customer or vendor lists and/or any other material referring to same (collectively, “Confidential Information”). Confidential Information shall include, without limitation, any information or material that Supplier designates as such or which under the circumstances of disclosure to Vendor reasonably ought to be treated as such. For instance, the terms of this Agreement shall be considered confidential.

B. Accordingly, both during the Term of this Agreement and thereafter, Vendor agrees to maintain in strictest confidence, and will not use, disclose, reveal or make available to any third party or utilize for its own benefit (other than as authorized pursuant to this Agreement) any of the Product, Materials or any Confidential Information, without the prior express written consent of Supplier unless Vendor is obligated by court order or other valid legal means to divulge the Confidential Information. Vendor further agrees to take all reasonable precautions to preserve the confidentiality of Supplier’s Products and the Materials and Confidential Information provided in connection therewith and shall assume sole responsibility that its directors, officers, employees and agents, the persons and entities to which Vendor makes the Product available and Vendor’s permitted Vendors and assigns will similarly preserve the confidential nature of the information against unauthorized uses and/or unauthorized third parties. Vendor shall include a confidentiality provision in all of its employment agreements and agreements relating to the use of the Product. The provisions of this section shall survive expiration or termination of this Agreement.

C. Non-Circumvention. Vendor agrees not to circumvent Supplier and that it shall not enter into any discussions, negotiations, communications, agreements, contracts, or any other agreements regarding any type of project utilizing the ideas, plans and concepts or any elements similar to that which are encompassed in the Products, Materials and Confidential Information provided by Supplier. Specifically, Vendor agrees that: (a) Supplier has a substantial and material interest in the Products, Materials and Confidential Information; (b) Supplier may be entitled to equitable and legal remedies in the event Vendor consummates a transaction or enters into a business arrangement, utilizing, arising out of or related to any of the Products, Materials or Confidential Information; and (c) Supplier may suffer irreparable harm and significant damages if Vendor communicates, negotiates or enters into any business arrangement for any project with elements similar to that which are encompassed in the Products, Materials and Confidential Information.

6. RIGHTS.

A. Ownership. Nothing in this Agreement shall act to grant or transfer from Supplier to Vendor any ownership right, title or interest whatsoever in or to any of the Products or Materials (specifically including, without limitation, all of the copyrights, service marks trademarks and all elements and components thereof). Furthermore, all Products and Materials shall be and remain the sole property of Supplier, except with respect to each particular physical Product upon consummation of a sales transaction.

B. Post-Term. Upon the expiration or termination of this Agreement, all rights granted or licensed to Vendor under this Agreement shall forthwith terminate and immediately and automatically revert solely to Supplier and Vendor shall immediately discontinue all exploitation of any rights which are owned by Supplier and all use of the Materials. Furthermore, upon expiration or termination of this Agreement, Supplier may require Vendor to send to Supplier, at no cost to Supplier, any or all of the Products and Materials and/or require Vendor to destroy any or all of the Products and Materials then in Vendor’s custody, and provide Supplier with a certificate or affidavit testifying to said destruction.

7. LIMITATION OF LIABILITY; REMEDIES.

A. VENDOR ACKNOWLEDGES AND AGREES THAT VENDOR’S SOLE REMEDY AGAINST SUPPLIER ARISING FROM OR IN CONNECTION WITH ANY BREACH OR FAILURE BY SUPPLIER TO MEET THE TERMS OF THIS AGREEMENT, SHALL BE THOSE EXPRESSLY SET FORTH IN THE DISPUTE RESOLUTION AND TERMINATION

PROVISIONS OF THIS AGREEMENT. SUPPLIER DISCLAIMS ANY AND ALL OTHER LIABILITIES OR REMEDIES WHATSOEVER AND VENDOR HEREBY WAIVES ITS RIGHTS TO ALL OTHER REMEDIES WHATSOEVER.

B. NOTWITHSTANDING ANYTHING TO THE CONTRARY, ALL LIABILITY ARISING UNDER THIS AGREEMENT, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE MONETARY DAMAGES. NEITHER PARTY NOR THEIR SERVICE PROVIDERS OR SUPPLIERS, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF PRODUCT, LOSS OF BUSINESS, LOSS OF GOOD WILL OR REPUTATION, INTERRUPTION OF BUSINESS, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

C. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS REFERENCED IN THIS SECTION ARE MATERIAL TERMS AND OF THE ESSENCE TO THIS AGREEMENT.

D. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 7: (i) THE AGGREGATE LIABILITY OF SUPPLIER UNDER THIS AGREEMENT SHALL NOT EXCEED THE LESSER OF (A) THE TOTAL AMOUNTS PAID BY VENDOR TO SUPPLIER HEREUNDER DURING THE SIX-MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT THAT GAVE RISE TO THE CLAIMS OR (B) ONE HUNDRED THOUSAND DOLLARS ($100,000.00); AND (ii) THE REMEDIES LIMITATIONS IN THIS SECTION 7 SHALL NOT APPLY IN THE EVENT OF A BREACH BY VENDOR OF THE NON-CIRCUMVENTION PROVISIONS SET FORTH IN SECTION 5.C ABOVE.

8. TERMINATION. The following termination rights are in addition to the termination rights that may be provided elsewhere in the Agreement:

A. Without Cause. After the Initial Term, either party may terminate this Agreement without cause by giving the other party at least 90 days prior written notice of such termination (“Termination Notice”) before the end of any Extended Term.

B. For Cause. Either party may terminate this Agreement at any time due to a material breach by the other party by giving the breaching party a Termination Notice stating the basis for such termination; provided, however, Vendor may not so terminate if Supplier cures such breach within 90 days following receipt of Vendor’s Termination Notice. Subject to said cure provision, the effective date of any such termination-for-cause shall be the last day of the regular billing cycle following receipt of the Termination Notice by the breaching party.

9. INDEMNITIES.

A. Each party hereby agrees to indemnify and hold harmless the other party and its parent, subsidiary and affiliated entities, and its and their owners, directors, officers, employees and representatives (collectively, “Indemnitees”) from and against any and all claims, actions, proceedings, liabilities, damages, judgments, costs and expenses (including, without limitation, reasonable outside attorneys fees and legal costs, whether or not in connection with litigation) (collectively, “Claims”) arising out of or in connection with a material breach of this Agreement by such party.

B. Vendor shall separately indemnify Supplier and its Indemnitees in connection with any Claims relating to: (i) any aspect of Vendor’s business or financial dealings which do not directly involve Supplier; (ii) any use by Vendor or any third party in connection with the services and/or Products supplied by Supplier; (iii) any decisions made by Vendor with respect to Vendor’s own computer system, software, hardware and/or communications services; (iv) any unauthorized use of or tampering with the Products; and (v) any other matter whatsoever not otherwise arising in connection with Supplier’s indemnity under the mutual indemnity set forth above.

C. Vendor shall notify Supplier promptly in the event of any Claim or threat thereof: (i) in which Supplier and/or any of its Indemnitees is/are named; (ii) involving the use of the Products as authorized in this Agreement; or (iii) which would otherwise trigger the mutual indemnification by Supplier hereunder. Supplier shall have the unrestricted right and option, at any time, to undertake, assume and conduct the defense, resolution, compromise or settlement of any such claim, proceeding, action or threat, in which event Vendor shall fully cooperate with and/or assist Supplier to the extent Supplier requests such cooperation and/or assistance.

10. NOTICES. Any and all notices, requests, demands and other communications which are required or may be given under, or in connection with, this Agreement shall be in writing and shall be deemed given when delivered in person or when received if by telegraphic or other electronic means (including, without limitation, telecopy or telex) or, if mailed, three business days after being deposited in the United States mail, certified or registered mail, postage prepaid, or if sent via Federal Express or similar courier service, two days after being deposited therewith, addressed to the party to whom it is to be given at the address hereinafter specified:

If to Company:

American Telecom Service, Inc.

1191 Huntington Drive, Suite 311

Duarte, CA 91010-24000

Attn: Mr. Corey Fischer

Telephone:

Facsimile:

With a copy to:

Mr. Bruce Hahn

1425 Market Blvd.

Roswell, GA 30076

Telephone:

Facsimile: 770-518-1236

If to Vendor:

Databyte Technology, Inc.

11836 Clark Street

Arcadia, CA 91006

Attn:

Telephone:

Facsimile:

Any party hereto may, by notice given as provided herein, change the address to which, or the person to whose attention, notices shall be given.

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original as against any party who has signed it and together shall be deemed a fully executed and original Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each executed and entered into this Agreement as of the later of the two dates written below.

AMERICAN TELECOM SERVICES, INC.	DATABYTE TECHNOLOGY, INC.

By:	By:
Title:	Title:
Date:	Date:

SERVICES AND DISTRIBUTION AGREEMENT

STANDARD TERMS AND CONDITIONS

The following Standard Terms and Conditions constitute a part of the Services and Distribution Agreement (the “Principal Terms”) dated as of October     , 2003 between American Telecom Services, Inc. (“Supplier”) and Databyte Technology, Inc. (“Vendor”). Capitalized terms used but not defined herein shall have the meanings set forth in the Principal Terms. Section references are to the Principal Terms and paragraph references are to these Standard Terms and Conditions. The Principal Terms and these Standard Terms and Conditions are referred to collectively in these Standard Terms and Condition as the “Agreement.”

1. TAXES. All amounts paid hereunder, including without limitation, service fees, shall be subject to tax reporting as required by municipal, state and federal tax authorities. Vendor and its officers and directors agree to pay all taxes and other payments required by municipal, state and federal laws, rules and regulations required of entities and its employees rendering services pursuant to agreements of this nature. PC shall not reimburse Vendor, Vendor’s employees, contractors, or any of Vendor’s officers, directors and employees (collectively, the “Vendor Parties”) for any payroll and/or employment taxes or other payments required of any of the Vendor Parties by municipal, state, federal laws, rules and regulations, including but not limited to unemployment and disability insurance payments. Vendor agrees to defend, indemnify and hold PC harmless from and against any penalties, fines and other payments and costs, including reasonable attorneys fees in the event a governmental authority determines that any Vendor Party is delinquent in paying any such taxes or other payments, including that for which PC may be held liable in the event of a finding that Vendor’s services, or that of Vendor’s employees or contractors are rendered as that of an employee of PC.

2. INSURANCE. Vendor represents and warrants that it maintains the following minimum insurance coverages: (a) Comprehensive General Liability Insurance with limits of liability of not less than $2,000,000 per occurrence and $2,000,000 in the aggregate; (b) Automobile Liability Insurance with limits of liability of not less than $1,000,000. A certificate evidencing such insurance shall be provided to PC. Additionally, Vendor shall obtain Workers’ Compensation and Employer’s Liability Insurance covering all employees and independent contractors engaged by Vendor and rendering services hereunder, which coverage shall meet the laws of various municipalities, states or countries in which Vendor may have employees.

3. PROTECTION OF RIGHTS.

A. Vendor recognizes and hereby acknowledges the great value of good will associated with the Products, and acknowledges that the Products and all rights therein and good will pertaining thereto belong exclusively to Supplier and have a secondary meaning in the mind of the public. In connection therewith, Vendor shall provide and maintain at its sole cost and expense, adequate facilities and qualified personnel (or use qualified vendors) so that Vendor maintains the Product in a first class manner in connection with the services it is engaged to render hereunder. Supplier shall have the right on reasonable notice to inspect Vendor’s facilities and its manner of processing the Products, and the manner and method of its handling of customer and billing services.

B. Vendor shall notify Supplier in writing of any infringement, imitation or unauthorized use by others of any of the Products that may come to Vendor’s attention, and Supplier shall have the sole right, but not the obligation, to take any action on account of any such infringement, imitation or unauthorized use. Vendor shall not institute any suit or take any action on account of any such infringement, imitation or unauthorized use without first obtaining the written consent of Supplier to do so.

C. Vendor shall take all reasonable precautions to protect the Products from unauthorized use and from access by unauthorized third parties. In connection herewith, Vendor shall obtain and maintain adequate insurance (in amounts and with deductibles mutually agreed to with Supplier) issued by a reputable insurance carrier, reasonably acceptable to Supplier, in order to protect Supplier’s interests while the Materials and any of its elements or components are in the possession of Vendor, which insurance shall be secondary to insurance obtained by Supplier in connection with the Property placed in Vendor’s custody and control. However,

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Vendor’s insurance shall be primary in connection with all sales, billing and customer service records maintained by Vendor. Vendor shall maintain an off-site a backup system for such records.

4. FORCE MAJEURE. In the event that either party is unable to perform any of its obligations under this Agreement because of any event beyond the reasonable control of that party, including, but not limited to, natural disaster, act of God, labor dispute, action or decree of a governmental body or failure of communication lines or necessary supplies (“Force Majeure Event”), the party who has been so affected shall promptly give notice to the other party and shall use its good faith efforts to resume performance as quickly as practicable. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event plus a reasonable period of time required to recommence the services. If any Force Majeure Event substantially prevents or hinders performance of the services for more than fifteen consecutive days, then Supplier may terminate this Agreement without penalty to Vendor or Supplier upon written notice of not less than thirty days. Such notice must be delivered to Vendor, if at all, prior to termination of the Force Majeure Event.

5. JURISDICTION. This Agreement shall be governed by the laws of the State of California applicable to agreements entered into and to be wholly performed therein. Except as specifically provided otherwise in this Agreement, all disputes hereunder shall be resolved in the applicable state or federal courts located in Los Angeles County, California. The parties hereby consent to the jurisdiction of such courts, agree to accept service of process by U.S. Mail, and waive any jurisdictional or venue defenses otherwise available.

6. DISPUTE RESOLUTION. In the event of any dispute between the parties relating to the performance, breach, termination or enforcement of any provision of this Agreement or otherwise arising out of this Agreement (the “Dispute”), the parties shall resolve the Dispute by the process set forth herein; provided, however, subject to any other applicable provisions contained in this Agreement, this Paragraph 6 shall not preclude any party from seeking equitable relief at any time in order to prevent irreparable harm (such as an infringement of intellectual property rights or a breach of confidentiality) or from commencing or pursuing legal action at any time to avoid the running of any statute of limitations. Any option periods or other time limitations set forth in this Agreement shall be suspended or otherwise tolled during the period that the parties are attempting to resolve the Dispute pursuant to this paragraph, unless agreed to otherwise in writing by the parties.

A. Notification of the Dispute: The party seeking to initiate the dispute resolution process shall give written notice to the other party generally describing the Dispute, the party’s claim or claims to be resolved, and identification of a representative of the initiating party who has knowledge and authority for resolving the Dispute. The party receiving the notice shall respond in writing within five business days after receipt of the notice, either describing such party’s efforts to resolve the claim(s) or identifying a representative of the responding party with knowledge and authority to negotiate to resolve the Dispute on such party’s behalf.

B. Negotiation: The designated representatives shall make investigations as they deem appropriate and shall meet promptly, but not later than thirty days after the responding party has responded, and shall negotiate in good faith to resolve the Dispute. If the Dispute has not been resolved within ten business days of their initial meeting, the parties shall submit the Dispute to non-binding mediation in accordance with the following procedure.

C. Mediation:

i. Selection of Mediator: If the parties do not immediately agree upon a mediator, each of the representatives of the parties shall, within five business days after expiration of the prior ten business day period, submit to the other a written list of the names and addresses of ten acceptable neutral mediators who are not related to the parties. The representatives shall rank the mediators that are common to both lists in order of preference and exchange the rankings, and the person with the highest combined ranking having no conflicts and being willing to serve shall be retained as mediator. If no mediator is selected by this procedure, the parties shall jointly request the American Arbitration Association to supply, within ten days, a list of at least five qualified mediators, whom each of the representatives shall rank in order of preference within five business days after receipt and exchange with the other representative. The person with the highest combined ranking having no conflicts and being willing to serve shall be retained as mediator. This procedure shall be continued until a mediator is retained.

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ii. Time and Place of Mediation: In consultation with the mediator, the parties shall designate a mutually convenient time and place for the mediation, such time to be not later than thirty days after selection of the mediator. If the parties do not agree promptly, the mediator shall determine the time and place and the parties shall comply.

iii. Summary of Views: At least seven days before the designated time for the mediation, each of the representatives shall submit to the mediator such statement of their views as may be determined by the mediator.

iv. Representation: Each party shall be represented at the mediation by a person having full authority to settle the Dispute, and may be represented by counsel and such additional but reasonable number of persons as may be needed to participate in negotiations.

v. Conduct of Mediation: The mediator shall determine the format for the meeting or meetings between the parties and shall conduct the mediation in a manner that enables each party to be heard and to discuss the Dispute with the other party with the assistance of the mediator. Each party shall participate in the proceedings in good faith toward the end of resolving the Dispute. The mediation shall be conducted in private, and shall be strictly confidential.

vi. Fees of Mediator and Disqualification: The fees and expenses of the mediator shall be paid by the parties in equal shares. The mediator shall be disqualified as a witness, consultant or counsel with respect to the Dispute and any directly related matters.

vii. Termination: The mediation may be terminated:

a. by the execution of a settlement agreement;

b. by a written declaration of the mediator; or

c. by a written good faith declaration of either party at anytime after one full day of mediation to the effect that the mediation process is terminated.

If the Dispute has not been resolved through mediation, within ten business days after termination of mediation, the parties shall submit the Dispute to mandatory binding arbitration in accordance with the following procedure.

D. Arbitration:

i. Rules and Place. Subject to the provisions of this subparagraph, the rules of the arbitration shall be agreed upon by the parties prior to the arbitration and based on the nature of the Dispute. To the extent that the parties cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect on the Effective Date of this Agreement, except as the applicable rules are modified by this Agreement, shall apply. The proceedings shall be held in Los Angeles County, California. If the parties cannot agree on a time and place for the arbitration, then the arbitrator shall set the time and place. As a minimum set of rules in the arbitration, the parties agree as follows:

ii. Selection of Arbitrator. The arbitration shall be conducted by a single arbitrator mutually acceptable to both parties. If the parties cannot agree on a single arbitrator within thirty days from the date written demand is made for arbitration, each party shall identify one independent individual who shall meet to appoint a single arbitrator. If an arbitrator still cannot be agreed upon within an additional thirty days, one shall be appointed by the AAA. The arbitrator shall be knowledgeable regarding the warehousing and distribution business and the particular subject matter of this Agreement.

iii. Discovery. The parties shall agree upon what, if any, discovery shall be permitted. If the parties cannot

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agree on the form of discovery within fifteen days after the appointment of the arbitrator, then there shall be neither discovery nor the issuance of subpoenas. In no event, however, shall any such discovery take more than three months.

iv. Costs. Prior to a final award, the parties shall equally bear the costs and fees of the arbitration and each party shall bear its own legal expenses. The parties agree that a court reporter will record the arbitration proceedings and that the reporter’s record will be the agreed transcript of the proceedings. Prior to a final award, the parties will share the expenses of this court reporter.

v. Confidentiality. Any arbitration proceedings hereunder shall be conducted on a strictly confidential basis; provided, however, each party may discuss the proceedings with its confidential third party business advisors (e.g., attorneys, accountants, financial advisors) and disclosure shall be permitted as required by law, but only to the minimum extent so required.

vi. Decision of Arbitrator. The decision of the arbitrator shall either be rendered in writing or included in the transcript of the proceedings. The arbitrator shall specify the basis for his/her decision, the basis for the damages award and a breakdown of the damages awarded, and the basis of any other remedy authorized under this Agreement. The discretion of the arbitrator to fashion remedies shall be limited as stated in this Agreement and shall exclude any right to award a remedy based on implied rights under the Agreement. The decision of the arbitrator shall be considered as a final and binding resolution of the Dispute, shall not be subject to appeal and may be entered as a judgment in any court of competent jurisdiction located in Los Angeles County, California.

vii. Disqualification. The arbitrator shall be disqualified as a witness, consultant or counsel with respect to the Dispute and any directly related matters.

E. Time Limitations. The duty of the parties to resolve any Dispute in accordance with the terms of this Paragraph 6 shall survive the expiration or termination of this Agreement. The parties specifically agree that any action must be initiated, if at all, within one year from the accrual of the cause of action resulting in the Dispute or the date on which the party bringing the action first knew or with reasonable prudence should have known of the cause of action; provided, however, no action may be initiated more than one year after the expiration or termination of this Agreement.

7. ATTORNEYS FEES. If any Claim, mediation, arbitration or other proceeding is brought for the enforcement of this Agreement or for a judicial declaration of rights hereunder or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable outside attorneys fees and other costs incurred in such Claim, mediation, arbitration or other proceeding, in addition to any other relief to which that party may be entitled, as fixed by the mediator, arbitrator or court.

8. WAIVER. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their heirs, administrators, successors and assigns. No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

9. SEVERABILITY. If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement without any other affect. Except as stated, this Agreement shall otherwise remain in full force and effect.

10. ASSIGNABILITY. The engagement of Vendor hereunder is personal to Vendor and may not be assigned by any act of Vendor, by operation of law or otherwise unless in connection with a transfer of substantially all the assets of Vendor or with the prior written consent of Supplier. Supplier may assign or delegate its rights and obligations under this Agreement to one or more of its parent, subsidiary or affiliated entities or in connection with a transfer of substantially all the stock or assets of Supplier. In the event an authorized assignee assumes in writing the assignor’s obligations hereunder, the assignor shall be relieved of such assumed obligations provided the assignee assumes to be bound by the terms of this Agreement.

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11. INTEGRATION. This Agreement, including the exhibits attached hereto, if any, constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, whether written or oral, and is intended as a final expression of their Agreement. It shall not be modified or amended except in a writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other prior or contemporaneous documents that may be in conflict therewith.

12. NEITHER PARTY TO BE DEEMED DRAFTER. This agreement is to be deemed to have been drafted jointly by the parties hereto and any uncertainty or ambiguity existing herein shall not be construed for or against either party by reason of any rule of construction respecting the authorship or drafting hereof.

13. CORPORATE AUTHORITY. Each individual executing this Agreement on behalf of a corporation represents and warrants that he/she is duly authorized to execute and deliver this Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors thereof.

14. ATTORNEY-IN-FACT. Vendor shall cause to be executed, verified, acknowledged or delivered to Supplier, promptly upon Supplier’s request, such documents as Supplier may from time to time deem necessary or desirable in connection herewith. If Vendor fails to execute and deliver any such document within a reasonable time following Supplier’s request, Supplier shall have the right to execute, file and record said document in Vendor’s name, place and stead and Supplier is hereby irrevocably appointed Vendor’s attorney-in-fact for such purposes, which power is coupled with an interest, with rights of substitution and delegation.

15. RELATIONSHIP. The parties hereto have the relationship of independent contractors. Neither party shall become liable or responsible for any representation, promise, agreement, act or omission of the other party contrary to the provisions of this Agreement. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any person or entity other than Supplier and Vendor, whether or not such person or entity is referred to herein.

16. HEADINGS. The section and paragraph headings in this Agreement are for reference only and shall not effect the interpretation hereof.

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AMERICAN TELECOM SERVICES, INC.

2466 Peck Road

City of Industry, CA 90601

As of October 12, 2004

Mr. Lawrence Ho

Databyte Technology, Inc.

2466 Peck Road

City of Industry, CA 90601

Re:	Amendment to Services and Distribution Agreement

Dear Mr. Ho:

The letter shall serve as an amendment (this “Amendment”) to the Services and Distribution Agreement dated as of October 24, 2003 by and between American Telecom Services, Inc. (“Supplier”) and Databyte Technology, Inc. (“Vendor”) (the “Agreement).

1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them as in the Agreement.

2. Amendment.

In order to correct a typographical error, in line three of Section 3.A, where the word “Vendor” appears it is replaced with the word “Supplier” and where the word “Supplier” appears it is replaced with the word “Vendor” and said change will be deemed retroactive to the date of the Agreement.

3. Ratification. The Original Agreement shall remain in full force and effect as amended hereby and each of Vendor and Supplier ratify and affirm the Original Agreement as so amended.

4. Counterparts. This Amendment may be executed in one or more counterparts and transmitted via facsimile, each of which shall be deemed an original as against any party who has signed it and together shall be deemed a fully executed and original Agreement.

AGREED TO AND ACCEPTED: AMERICAN TELECOM SERVICES, INC.	AGREED TO AND ACCEPTED: DATABYTE TECHNOLOGY, INC.

By:	By:
Its:	Its:

AMERICAN TELECOM SERVICES, INC.

2466 Peck Road

City of Industry, CA 90601

As of September 6, 2005

Mr. Lawrence Ho

Databyte Technology, Inc.

2466 Peck Road

City of Industry, CA 90601

Re:	Amendment to Services and Distribution Agreement

Dear Mr. Ho:

The letter shall serve as a second amendment (this “Second Amendment”) to the Services and Distribution Agreement dated as of October 24, 2003 by and between American Telecom Services, Inc. (“Supplier”) and Databyte Technology, Inc. (“Vendor”) as amended October 12, 2004 (collectively, the “Agreement).

1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them as in the Agreement.

2. Amendment.

In lines three and four of Section 3.A of the agreement, “three percent (3%)” is deleted and “two percent (2%)” is inserted in lieu thereof..

5. Ratification. The Original Agreement shall remain in full force and effect as amended hereby and each of Vendor and Supplier ratify and affirm the Original Agreement as so amended.

6. Counterparts. This Amendment may be executed in one or more counterparts and transmitted via facsimile, each of which shall be deemed an original as against any party who has signed it and together shall be deemed a fully executed and original Agreement.

AGREED TO AND ACCEPTED: AMERICAN TELECOM SERVICES, INC.	AGREED TO AND ACCEPTED: DATABYTE TECHNOLOGY, INC.

By:	By:
Its:	Its: